Exhibit 10.3
EQUIPMENT LEASE
This Equipment Lease (this “Lease”) is made and entered into as of the            day of October, 2007 (the “Effective Date”), by and between CTFD, Inc., a Texas corporation, and CTFD Marine, a Texas corporation, (together, “Lessor” and each such entity, a “Lessor Entity”), and Fireline Restoration, Inc., a Florida corporation (“Lessee”).
RECITALS
A. Lessor owns the equipment which is listed and described on Exhibit “A” attached hereto and incorporated herein by reference (the “Equipment”).
B. Lessor and Lessee desire to set forth their agreement with regard to the lease of the Equipment from Lessor by Lessee.
AGREEMENT
NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1. Lease. Lessor hereby grants Lessee the option and right to lease the Equipment pursuant to the terms hereof upon written notice to Lessor of one (1) business day prior to the date that the Lease commences (the “Lease Date”).
2. Term. The term of this Lease shall commence on the Lease Date and continue until the last day of the first calendar month beginning after the Lease Date (the “Lease Term”). Thereafter, the Lease Term shall continue on a month to month basis until terminated upon written notice by either party. This Lease shall terminate seven (7) days after delivery of such notice of termination.
3. Rent. Lessee shall pay to Lessor as rent during the Lease Term, the sum of $5,000 per calendar month (which, if necessary, shall be prorated to account for partial months). Such payment must be made in advance on or before the first day of each calendar month of the Term and shall be allocated between the Lessor Entities as set forth on Exhibit “A”. All payments due Lessor shall be paid at Lessor’s office at the address set forth below, or as otherwise directed by Lessor.
4. Repairs. Lessor shall not be obligated to service or make any repairs or replacements to the Equipment and Lessee shall, upon prior notice to Lessor, bear the expense of all necessary repairs, maintenance, operations and replacements required to be made to maintain the Equipment in as good condition as received from Lessor, normal wear and tear excepted.
5. Operations. Lessee will cause the Equipment to be operated only in the ordinary course of Lessee’s business and in accordance with commercially recognized standards of operation.

6. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given: (a) on the date of delivery if personally delivered, delivered by nationally recognized overnight delivery service guaranteeing at least second business day delivery; or (b) on the date of delivery as evidenced by the return receipt or similar evidence or on the fifth calendar day after mailing, whichever is earlier in time, if mailed, by registered or certified mail or delivered by any express delivery service, postage prepaid, and properly addressed as set forth below or at such other address as the addressee may have previously specified by notice delivered in accordance with this paragraph.
If to Lessor:
CTFD, Inc.
CTFD Marine, Inc.
Attention: James Rea
1507 Capital Avenue, Suite 101
Plano, Texas 75074
Facsimile: (972) 665-0865
With a copy (which shall not constitute notice) to:
Hughes & Luce LLP
1717 Main Street
Suite 2800
Dallas, Texas 75201
Attention: I. Bobby Majumder, Esq.
Facsimile: (214) 939-5849
If to Lessee:
Fireline Restoration, Inc.
Attention: Brian Marshall, President
3018 Horatio Street
Tampa, Florida 33609
Facsimile: (813) 353-9720
7. Title. All the Equipment shall remain personal property and the title thereto shall remain exclusively in the name of Lessor. Upon expiration or termination of this Lease, the Equipment shall be returned unencumbered to Lessor by Lessee at such place as Lessor and Lessee may agree upon, at the sole expense of Lessee and in the same condition as received by Lessee, reasonable wear and tear excepted.
8. Further Assurances. Each party shall execute and deliver to the other party, upon request, such instruments and assurances as the requesting party deems necessary or advisable for the confirmation or perfection of this Lease and the parties’ rights hereunder.
9. Authority. Each of Lessee and Lessor hereby represents and warrants to the other that it is a corporation duly organized, validly existing and in good standing under the laws of the states of their incorporation, it has taken all action which may be required to authorize the execution, delivery and performance of this Lease, and that the person executing this Lease on behalf of Lessee has been duly authorized to do so pursuant to all requisite authority.

10. Force Majeure. For the period and to the extent that a party is disabled from fulfilling in whole or in part its obligations under this Lease where such disability arises by reason of an event of force majeure (including any law or government regulation or any act of God, flood, war, revolution, civil commotion, political disturbance, strike, lockout, fire, explosion, breakdown of plant or machinery, shortages of transportation, facilities, fuel, energy, labor or materials or any other cause whatsoever over which such party has no direct control), such party will be released from such obligations until the abatement of such disability. Notice of any such disability and any abatement will be promptly given to the other party by the party claiming the benefit of this Section 10.
11. Severability. To the extent permitted by law, if it should ever be held that any provision contained in this Lease does not contain reasonable limitations as to time, geographical area or scope of activity to be restrained, then the court so holding will at the request of either party hereto reform such provisions to the extent necessary to cause them to contain reasonable limitations as to time, geographical area, and scope of activity to be restrained and to give the maximum permissible effect to the intentions of the parties as set forth in this Lease; and the court will enforce such provisions as so reformed. If, notwithstanding the foregoing, any provision contained in this Lease will be held to be invalid, illegal or unenforceable under present or future laws effective during the term of this Lease, then such provisions will be fully severable; this Lease will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Lease; and the remaining provisions of this Lease will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Lease. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there will be added automatically by the parties as a part of this Lease a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.
12. Amendment; Waiver. No amendment, modification or waiver of any of the provisions of this Lease, or any future representation or promise, will be binding upon the parties unless agreed to in writing by the party to be bound thereby. The waiver by either party hereto of a breach or violation of any provision of this Lease will not operate as, or be construed to be, a waiver of any subsequent breach of the same or other provision of this Lease.
13. Binding on Successors. The provisions of this Lease will be binding upon and inure to the benefit of the parties, their successors and assigns. Either party may assign its obligations under this Lease to any successor of Lessor upon written notice to the other party.
14. Captions; Facsimile Signatures. Captions contained in this Lease are solely for convenience of reference and will not be deemed to affect the interpretation or meaning of any of the provisions of this Lease. A photographic, photostatic, facsimile or similar reproduction of a signature of this Lease by or on behalf of any party hereto will be regarded as signed by that party for the purposes of this Lease.

15. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, and all of which together constitute one and the same instrument.
16. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Texas applicable to contracts made and to be performed therein, exclusive of the conflict of laws provisions thereof. Any action or proceeding arising out of or related in any way to this Lease may be brought in any state or federal court of competent jurisdiction sitting in Dallas County, Texas.
17. Attorneys’ Fees. If any action or proceeding is brought under this Lease, the prevailing party will be entitled to recover all costs and expenses, including reasonable attorneys’ fees.
18. No Third Party Beneficiaries. None of the obligations hereunder of either party shall run to or be enforceable by any party other than a party to this Lease or by a party deriving rights hereunder as a result of an assignment permitted pursuant to the terms hereof.
19. Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties relating to the subject matter hereof.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day first above written.

Lessor:

CTFD, Inc.
a Texas corporation

By:	/s/ James A. Rea

Name:	James A. Rea
Title:	President

CTFD Marine, Inc.
a Texas corporation

By:	/s/ James A. Rea

Name:	James A. Rea
Title:	President

Lessee:

Fireline Restoration, Inc.
a Florida corporation

By:	/s/ Brian Marshall

Name:	Brian Marshall
Title:	President

EXHIBIT “A”
DESCRIPTION OF EQUIPMENT